UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K

                                 CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934



January 28, 2008
Date of Report (Date of earliest event reported):


Bear Stearns Structured Products Inc. Trust 2008-R1
(Exact name of issuing entity as specified in its charter)


Structured Asset Mortgage Investments II Inc.
(Exact name of depositor as specified in its charter)


EMC Mortgage Corporation
(Exact name of sponsor as specified in its charter)


New York                 333-140247-22                 Pending
(State or other          (Commission                   (IRS Employer
jurisdiction              File Number)                 Identification No.)
of incorporation)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                                    21045
(Address of principal executive offices)                        (Zip Code)


(410) 884-2000
(Registrant's telephone number, including area code)


Not Applicable
Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Section 6 - Asset-Backed Securities

Item 6.04 - Failure to Make a Required Distribution

On January 28, 2008, Wells Fargo Bank, N.A. did not receive approximately $439,633.59, representing payment on the underlying Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-3, Class III-A-1 Certificates (the "Underlying Certificates"), from Structured Asset Mortgage Investments II Inc., resulting in a shortfall to the holders of the Class A-1 Certificates and Class A-2 Certificates of $408,401.83 and $31,231.76, respectively. On January 31, Wells Fargo received payment from the Depositor and remitted the same to the holders of the Class A-1 Certificates and Class A-2 Certificates in the amount specified above. Future payments on the Underlying Certificates will be made directly to Wells Fargo Bank, N.A. from the underlying trustee.



 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structured Asset Mortgage Investments II Inc.
 (Depositor)

 /s/ Baron Silverstein
 Baron Silverstein, Vice President

 Date: February 1, 2008